Exhibit 99.1

SIGA Announces Priority Review Voucher Transaction Totaling $80 Million

November 1, 2018, 7:30am ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today announced that it has entered into an agreement to sell its medical countermeasures priority review voucher (PRV) for a lump sum payment of $80 million. SIGA was awarded the PRV in July 2018 upon approval by the U.S. Food and Drug Administration (FDA) of oral TPOXX® for the treatment of smallpox. The PRV was awarded by FDA under a provision that encourages development of medical countermeasures enacted as part of the 21st Century Cures Act (Public Law 114-255).

“The opportunity to complete transactions like this is an important incentive for the continued development of products like TPOXX and will help us continue to drive value for our partners in Health Security as well as our own business.” said Dr. Phil Gomez, CEO of SIGA.  “SIGA is proud to have worked closely with BARDA, CDC, the FDA and other stakeholders to make TPOXX the first FDA-approved countermeasure eligible under this important program.”

Leerink Partners LLC acted as financial advisor to SIGA and Covington & Burling LLP acted as legal advisor.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug of which 2 million oral courses have been delivered to the Strategic National Stockpile under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox on July 13, 2018. In September 2018, SIGA signed a new contract with Biomedical Advanced Research and Development Authority (BARDA) for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investors
David Carey
212-867-1768
dcarey@lazarpartners.com

Media
Stephanie Seiler
206-713-0124
sseiler@lazarpartners.com

1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769